Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Hudson Global, Inc. of our report dated March 21, 2025, relating to the consolidated financial statements of Star Equity Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

Boston, Massachusetts

June 27, 2025